                                                                       EXHIBIT 4

                                SECOND AMENDMENT
                                       TO
                                CREDIT AGREEMENT


     THIS SECOND AMENDMENT (this "AMENDMENT") by and among XTRA, INC., a Maine corporation (the "COMPANY"), BANK OF AMERICA ILLINOIS, an Illinois banking corporation ("BAI"), and each of the other Banks and the Agents (each as defined in the Credit Agreement described below), is entered into as of the 19th day of June, 1997.

                                R E C I T A L S

     A. The Company, BAI and each of the other Banks and the Agents have previously entered into that certain Credit Agreement dated as of June 30, 1995, as amended as of June 28, 1996 (such Credit Agreement, as amended, the "CREDIT AGREEMENT").

     B. Each of the Company and the Ultimate Parent has requested that the Banks and the Agents amend certain provisions of the Credit Agreement.

     C. The Banks and the Agents are willing to amend the Credit Agreement subject to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the terms and conditions set forth herein, any extension of credit or other financial accommodation heretofore, now or hereafter made by any of the Banks or the Agents to the Company and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   RECITALS.  The foregoing recitals are accurate and are incorporated
          --------
herein and made a part hereof.

     2.   DEFINITIONS.  Each initially capitalized term used herein without
          -----------
definition shall have the meaning set forth for such term in the Credit
Agreement.

     3.   AMENDMENTS TO CREDIT AGREEMENT.  Effective as of the "EFFECTIVE DATE"
          ------------------------------
(as hereinafter defined), the Credit Agreement is hereby amended as follows:

     3.1. The defined term "TERM OUT DATE" set forth in SECTION 1.1 of the
                            -------------
Credit Agreement is hereby deleted in its entirety and the following language is hereby substituted therefor:

               "TERM OUT DATE" means June 30, 1999; PROVIDED, that upon (a)
                -------------
          written request of the Company to the Administrative Agent not later than thirty (30) days prior to the date set forth above and (b) the prior written consent of each of the Banks (such consent to be given in the sole discretion of such Bank), the Term Out Date shall be such later date as the Banks and the Company may agree upon.

     3.2. SECTIONS 7.2, 7.4(a), 7.7 and 7.8, respectively, of the Credit Agreement are each hereby deleted in their entirety and the following language is hereby substituted therefor:

                                                                       EXHIBIT 4

          7.2    [INTENTIONALLY DELETED].

          7.7    [INTENTIONALLY DELETED].

          7.8    [INTENTIONALLY DELETED].

     3.3 SECTION 7.4 of the Credit Agreement is hereby amended by deleting therefrom the following language:

          (a) the Equipment Indebtedness of the Company to exceed 90% of Net Book Value of the Company's Transportation Equipment plus the amount of its Cash, and (b).

     3.4 SCHEDULES 1.1(A) and 1.1(B) to the Credit Agreement are hereby deleted in their entirety and SCHEDULES 1.1(A) and 1.1(B), respectively, annexed hereto are hereby substituted therefor.

     3.5 SECTIONS 7.2, 7.4 (PART A), 7.7 and 7.8, respectively, of the Compliance Certificate set forth as EXHIBIT E to the Credit Agreement are hereby deleted in their entirety.

     4.   CONDITIONS TO EFFECTIVENESS.  Provided that no Default or Event of
          ---------------------------
Default shall then exist, this Amendment shall be deemed to be effective as of the date (the "EFFECTIVE DATE") which is the later to occur of (a) June 19, 1997, and (b) the date on which the Administrative Agent shall have received each of the following for the benefit of the Banks and the Agents, in form and substance satisfactory to the Administrative Agent and the Banks:

          a. Fifteen (15) copies of this Amendment duly executed and delivered by the Company and each of the Agents and the Banks;

          b. Fifteen (15) copies of the duly executed Ratification and Confirmation to Guaranty duly executed and delivered by the Ultimate Parent in favor of the Banks (a form of such Ratification and Confirmation is annexed as EXHIBIT A hereto) (the "ULTIMATE PARENT RATIFICATION");

          c. The duly executed replacement Notes, as appropriate, to evidence the change in each Bank's respective Commitment amount with respect to the Loans (forms of such replacement Notes are annexed as EXHIBITS B-1 through B-11 hereto) (collectively, the "REVISED NOTES");

          d. True, complete and accurate copies, duly certified by an officer of the Company, of all documents evidencing any necessary corporate action, resolutions, consents and governmental approvals, if any, required for the execution, delivery and performance of this Amendment, the Revised Notes, and any other document, instrument or agreement executed or delivered in connection therewith by the Company;

                                                                       EXHIBIT 4

          e. True, complete and accurate copies, duly certified by an officer of the Ultimate Parent, of all documents evidencing any necessary corporate action, resolutions, consents and governmental approvals, if any, required for the execution, delivery and performance of the Ultimate Parent Ratification and any other document, instrument or agreement executed or delivered in connection therewith by the Ultimate Parent;

          f. An opinion of counsel to the Company and the Ultimate Parent addressed to the Agents and the Banks dated as of the Effective Date in form and substance satisfactory to the Agents; and

          g. Such other documents, instruments or agreements as the Agents and the Banks may reasonably request.

     5.   SURRENDER OF NOTES.  Each Bank receiving a Revised Note executed by
          ------------------
the Company, shall promptly thereafter surrender to the Administrative Agent for delivery to the Company its prior Note, in each case marked "SUBSTITUTED".

     6.   REPRESENTATIONS AND WARRANTIES.  In order to induce the Agents and the
          ------------------------------
Banks to enter into this Amendment, the Company hereby represents, warrants and certifies to each of the Agents and the Banks that as of the date of this Amendment and as of the Effective Date:

          a. no Default or Event of Default exists before and after giving effect to this Amendment;

          b. each and every representation and warranty contained in the Loan Documents is true, correct, complete and accurate with the same effect as if then made, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true, correct, complete and accurate on and as of such earlier date); and

          c. the Company is in compliance with all of the covenants contained in the Loan Documents.

     7.   FULL FORCE AND EFFECT.  Except as specifically modified or amended by
          ---------------------
the terms of this Amendment or the Revised Notes, the Credit Agreement and each of the other Loan Documents and all provisions contained therein are and shall continue in full force and effect and are hereby ratified and confirmed.

     8.   COUNTERPARTS.  This Amendment may be executed in any number of
          ------------
separate counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     9.   MISCELLANEOUS.  This Amendment shall be binding upon the Company and
          -------------
its successors and assigns and shall inure to the benefit of, and be enforceable by, the Agents and the Banks and their respective successors and assigns and shall be governed by, and construed and enforced in accordance with, the internal laws in effect in the State of Illinois without giving effect to principles of choice of law.

                                                                       EXHIBIT 4

     IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.


               XTRA, INC.


               By:       /s/ Christopher P. Joyce
                         ------------------------
               Name:     Christopher P. Joyce
               Title:    Vice President


               BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Administrative Agent


               By:        /s/ Craig S. Munro
                          ------------------
               Name:      Craig S. Munro
               Title:     Managing Director


               BANKBOSTON, N.A., as Documentation Agent


               By:        /s/ Michael J. Blake
                          --------------------
               Name:      Michael J. Blake
               Title:     Director


               ABN AMRO BANK N.V., BOSTON BRANCH


               By:        /s/ James E. Davis
                          ------------------
               Name:      James E. Davis
               Title:     Group Vice President

               By:        /s/ Brian M. Horgan
                          -------------------
               Name:      Brian M. Horgan
               Title:     Vice President

                                                                       EXHIBIT 4

                BANK OF AMERICA ILLINOIS


                By:       /s/ Craig S. Munro
                          ------------------
                Name:     Craig S. Munro
                Title:    Managing Director


                CORESTATES BANK, N.A.


                By:       /s/ Verna R. Prentice
                          ---------------------
                Name:     Verna R. Prentice
                Title:    Vice President


                CREDIT LYONNAIS NEW YORK BRANCH


                By:       /s/ Robert Ivosevich
                          --------------------
                Name:     Robert Ivosevich
                Title:    Senior Vice President


                LTCB TRUST COMPANY


                By:       /s/ Noboru Kubota
                          -----------------
                Name:     Noboru Kubota
                Title:    Senior Vice President


                PNC BANK, NATIONAL ASSOCIATION


                By:       /s/ Donald V. Davis
                          -------------------
                Name:     Donald V. Davis
                Title:    Vice President

                                                                       EXHIBIT 4

                    ROYAL BANK OF CANADA


                    By:       /s/ Michael J. Madnick
                              ----------------------
                    Name:     Michael J. Madnick
                    Title:    Manager


                    FLEET BANK, N.A.


                    By:       /s/ Anthony Nocera
                              ------------------
                    Name:     Anthony Nocera
                    Title:    Vice President


                    UNION BANK OF CALIFORNIA, N.A.


                    By:       /s/ Alison A. Mason
                              -------------------
                    Name:     Alison A. Mason
                    Title:    Vice President


                    BANKBOSTON, N.A.


                    By:       /s/ Michael J. Blake
                              --------------------
                    Name:     Michael J. Blake
                    Title:    Director


                    THE FUJI BANK, LIMITED, NEW YORK BRANCH


                    By:       /s/ Toshiaki Yakura
                              -------------------
                    Name:     Toshiaki Yakura
                    Title:    Senior Vice President

                                                                       EXHIBIT 4

                                SCHEDULE 1.1(A)
                                       TO
                                CREDIT AGREEMENT
                          AMENDED AS OF JUNE 19, 1997

                         APPLICABLE MARGIN; NON USE FEE
                         ------------------------------
                    (ALL FIGURES PRESENTED IN BASIS POINTS)

================================================================================================
                                    A. REVOLVING LOANS
================================================================================================
                                          I         II       III     IV       V          VI
                                     ===========================================================
          LONG-TERM SENIOR             A- OR A3   BBB+ OR    BBB    BBB-     BB+      BB OR Ba2
       UNSECURED DEBT RATING              OR       Baa1      OR      OR       OR     OR LOWER OR
                                        HIGHER              Baa2    Baa3     Ba1      NOT RATED
================================================================================================
APPLICABLE LIBOR MARGIN                   25.00     30.00   35.00   45.00    65.00         85.00
------------------------------------------------------------------------------------------------
APPLICABLE BASE RATE MARGIN                0.00      0.00    0.00    0.00     0.00          0.00
------------------------------------------------------------------------------------------------
NON-USE FEE                                8.50     10.00   12.50   15.00    25.00         27.50
================================================================================================


================================================================================================
                                   B. TERM OUT LOANS
================================================================================================
                                          I         II       III     IV       V          VI
                                     ===========================================================
          LONG-TERM SENIOR             A- OR A3             BBB     BBB-    BB+      BB OR Ba2
       UNSECURED DEBT RATING           OR         BBB+ OR   OR      OR      OR       OR LOWER OR
                                       HIGHER     Baa1      Baa2    Baa3    Ba1      NOT RATED
================================================================================================
APPLICABLE LIBOR MARGIN                   30.00     35.00   45.00   50.00    75.00        100.00
 (YEARS 1, 2 AND 3 FOLLOWING TERM
 OUT DATE)
------------------------------------------------------------------------------------------------
APPLICABLE BASE RATE MARGIN                0.00      0.00    0.00    0.00     0.00          0.00
------------------------------------------------------------------------------------------------
APPLICABLE LIBOR MARGIN
 (YEARS 4 AND 5 FOLLOWING TERM
 OUT DATE)                                45.00     50.00   55.00   60.00   100.00        125.00
================================================================================================



                                                                       EXHIBIT 4

                                SCHEDULE 1.1(B)
                                       TO
                                CREDIT AGREEMENT
                          AMENDED AS OF JUNE 19, 1997

                        COMMITMENTS AND PRO RATA SHARES
                        -------------------------------


                                                    REVOLVING LOAN      PRO
BANK                                                  COMMITMENT     RATA SHARE

          Bank of America Illinois                    $39,000,000   13.00000000%

          BankBoston, N.A.                            $39,000,000   13.00000000%

          ABN-AMRO Bank N.V.                          $31,000,000   10.33333333%

          LTCB Trust Company                          $31,000,000   10.33333333%

          CoreStates Bank, N.A.                       $25,250,000    8.41666667%

          Credit Lyonnais New York Branch             $25,250,000    8.41666667%

          Fleet Bank, N.A.                            $25,250,000    8.41666667%

          Union Bank of California, N.A.              $25,250,000    8.41666667%

          PNC Bank, N.A.                              $21,000,000    7.00000000%

          Royal Bank of Canada                        $21,000,000    7.00000000%

          The Fuji Bank, Limited, New York Branch     $17,000,000    5.66666667%


                      TOTAL                          $300,000,000           100%
                                                      -----------          ----